LICENSE AGREEMENT

         THIS AGREEMENT made this 1st day of April, 1996 by and between AMMONIA HOLD, INC., a Utah corporation having its principal place of business at 900 South Shackleford Road, Little Rock, arkansas, 72211 (hereinafter called "AHI"),

                                       AND

GRACE HOLDINGS LTD., a Bahamas corporation having its principal place of business at Alliance House, East Bay Street, P.O. Box N-1724, Nassau Bahamas (hereinafter called "GHL"),

         WITNESSETH:

        WHEREAS, AHI is the owner of all right, title and interest in and to the invention, patent and know-how relating to the invention "A METHOD TO MANUFACTURE MONOCALCIUM PHOSPHATE AND PRODUCTS PRODUCED THEREFROM". UNITED STATES PATENT
NO. 4 838 922 ISSUED 13 JUNE 1989 (hereinafter "AMMONIA HOLD"); and

         WHEREAS, GHL is desirous of obtaining technical assistance and a license under the rights of AHI.

         NOW, THEREFORE, in consideration of the mutual promise covenants and intending to be legally bound, the parties agree as follows:

                             ARTICLE I - DEFINITIONS

         Section 1.1 The term "LICENSED PATENT" means United States Patent Number 4 838 922 issued June 13, 1989 and any and all divisions, continuations, continuations-in-part, counterparts, reissues or re-examinations thereof USA or foreign, and any patents issued on them.

         Section 1.2 The term 'LICENSED PRODUCT" means the product which is covered, or which use is covered by the claims of the patent or whose use is covered by the claims of the patent of which utilize license know-how. This term shall include but not be limited to products known as Ammonia Hold and Odor Scentry.

         Section 1.3 The term "LICENSED KNOW-HOW" means proprietary information of AHI.

                           ARTICLE II - LICENSED GRANT

         Section  2.1  For  the  sum  of  one  hundred  sixty  thousand  dollars
($160,000.00) paid by GHL, AHI grants and GHL accepts an exclusive, nontransferable license to sell LICENSED PRODUCTS to nursing home industries and carpet industries throughout the world. AHI also grants and GHL accepts the rights to sublicense customers of GHL to use LICENSED PRODUCTS to resell LICENSED PRODUCTS at GHL's discretion.




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                             ARTICLE II - ROYALTIES

         Section 3.1 No royalties are assessed under the terms of this agreement; however, AHI agrees and GHL accepts the rights of AHI to assess and receive royalties for all "NEW PRODUCTS" and/or applications developed by AHI.

                              ARTICLE IV - PAYMENTS

         Section 4.1 For the license and right granted under Section 2, AHI shall pay GHL for sales of "Licensed Products" to industries stated in Section
2.1 at the rate on one third, (1/3), of the profit generated by such sales. Payment for licensed products shipped under this agreement will be due within 30 days after the first day of the month following payment by customer.

                   ARTICLE V - REPRESENTATIONS AND WARRANTIES

         Section 5.1 Nothing in or under this agreement shall be construed as a warranty or representation by either party as to the utility, validity, or scope of any of the patents or LICENSED KNOW-HOW, nor a warranty or representation that anything made, used, sold, or practiced under this agreement is or will be free from infringement of patents.

                                ARTICLE VI - TERM

         Section 6.1 The license and right granted under Section 2 shall extend through the expiration date of the patent unless otherwise terminated as set forth herein.

         Section 6.2 The license and the right granted in Section 2 terminates automatically in any of the following circumstances:

         (a) In the event that GHL is ordered or adjudged bankrupt or undertakes a corporate reorganization under the bankruptcy act or is placed in the hands or a receiver or enters into a composition with its creditors or makes an unauthorized assignment for the benefit of creditors;

         (b) In the event that GHL is dissolved or that a sale of substantially all of its assets is made or that this agreement is attempted to be assigned by GHL without the prior consent of AHI;

         (c) In the event that substantially all of the assets of GHL are seized or attached in conjunction with any action against it by a third party.

                      ARTICLE VII - CONFIDENTIALITY AND USE

         Section 7.1 GHL shall maintain in confidence 'LICENSED KNOW-HOW" disclosed to GHL.




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                             ARTICLE VIII - MARKING

         Section 8.1 AHI shall conspicuously mark and require resellers to mark licensed product with the statement 'THE PURCHASER ACCEPTS THE CONTENTS PACKAGED OR INVOICED HEREWITH WITH THE UNDERSTANDING THAT PURCHASER IS LICENSED UNDER PATENT NO. 4 838 922 TO USE, OR RESALE SUCH CONTENTS FOR USE.

         Section 8.2 GHL shall take reasonable measure to assure that LICENSED PRODUCT is used in all fields of the nursing home industry and carpet industry.

                           ARTICLE IX - MISCELLANEOUS

         Section 9.1 Integration. This agreement shall constitute the entire agreement between the parties with respect to licensing GHL to market LICENSED PRODUCT. This agreement may not be modified in any manner except by an instrument in writing signed by duly authorized representatives of AHI and GHL.

         Section 9.2 Assignment and Sublicense. GHL may not assign this agreement nor any of its rights granted in this agreement without AHI's prior written consent. GHL may sublicense only to the extent expressly provided in
Section 2.

         Section 9.3 Indemnification. AHI shall incur all liability whatsoever for any kind of, and all injury, including death, loss or damage of any kind or nature, direct or indirect, suffered by person or property arising or resulting from, or in any way caused by or attributable to the use of practice of the LICENSED PATENT or LICENSED KNOW-HOW under this agreement. In accordance with the aforesaid AHI hereby indemnifies and saves GHL harmless of and from any and all damages, liabilities, suits, cost of suits arising from the aforesaid liability of AHI and resulting in damages or losses suffered by GHL pursuant thereto.

         IN WITNESS WHEREOF, the parties have executed this agreement by the signatures of duly authorized representatives as of this first date written above.


WITNESS:                                                      AMMONIA HOLD, INC.


                                                              By:

WITNESS:                                                    GRACE HOLDING, LTD.